EXHIBIT 5

    January 26, 2001

Board of Directors
PremierWest Bancorp
503 Airport Road
Medford, Oregon 97504

    Re: Merger with Timberline Bancshares, Inc.

Ladies and Gentlemen:

    This firm has acted as counsel to PremierWest Bancorp in connection with a proposed merger (the "Merger") in which Timberline Bancshares, Inc. would be merged with and into Timberline Acquisition Corp., a wholly owned subsidiary of PremierWest, pursuant to an Agreement and Plan of Reorganization dated October 16, 2000, and an accompanying Plan of Merger (together, the "Plan"), and in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement") covering the shares of PremierWest Bancorp common stock (the "Shares") to be issued to shareholders of Timberline Bancshares, Inc. in the Merger in exchange for shares of Timberline Bancshares, Inc. common stock. Capitalized terms not otherwise specifically defined herein have the meanings given them in the Plan.

    In the course of our representation we have examined the Registration Statement, the Plan, copies of the Articles of Incorporation, Bylaws, and excerpts of minutes of meetings of the Boards of Directors of PremierWest Bancorp and Timberline Bancshares, Inc. We have also received from officers of PremierWest Bancorp other representations concerning factual matters. We have reviewed such certificates or other documents from public officials in those jurisdictions which we deemed appropriate and have made such review of laws as we consider necessary for purposes of this opinion.

    We have relied as to matters of fact upon the above documents and investigation. We have assumed without investigation the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to authentic and complete original documents of all documents submitted to us as certified or photostatic copies.

    Based upon the foregoing and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that, when an order of registration has been issued by the Securities and Exchange Commission pursuant to the Securities Act of 1933, any applicable provisions of other state securities laws have been complied with, the Merger is consummated, and PremierWest Bancorp has issued the Shares in the manner provided in the Plan and as described the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

    The opinion herein expressed are specifically subject to and qualified by the following:

    This opinion is limited to the laws of the State of Oregon and applicable federal laws of the United States of America and to the facts bearing on this opinion as they exist on the date of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances or laws or of events that may occur after this date or otherwise update this opinion.

    This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

    The opinions expressed herein are for the benefit of and may be relied upon only by you and shareholders of Timberline Bancshares, Inc. in connection with the Plan. Neither this opinion nor any extract therefrom nor reference thereto shall be published or delivered to any other person or otherwise relied upon without our expressed written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

                      Very truly yours,
                      FOSTER PEPPER & SHEFELMAN LLP
                      /s/                       FOSTER PEPPER & SHEFELMAN LLP